Exhibit 99.1


                         Triarc Companies, Inc.
                            280 Park Avenue
                           New York, NY 10017

                                                          For Immediate Release
CONTACT: Anne A. Tarbell
         (212) 451-3030
         www.triarc.com

                     TRIARC DECLARES SPECIAL CASH DIVIDENDS

o Board also declares Class A and Class B regular quarterly cash dividends and extends $50 million stock repurchase program

 New York, NY, May 11, 2006 - Triarc Companies, Inc. (NYSE: TRY; TRY.B) announced today that its Board of Directors has approved the second $0.15 per share installment of its previously announced special cash dividends aggregating $0.45 per outstanding share of Class A Common Stock and Class B Common Stock, Series 1. The record date for the second installment of the special cash dividends is June 30, 2006 and the payment date is July 14, 2006. The initial $0.15 installment of the special cash dividends was paid on March 1, 2006. The Board of Directors also announced its intention to pay the third $0.15 per share installment of the special cash dividends during the fourth quarter of 2006.

     The special cash dividends are in connection with the previously announced proposed corporate restructuring that the Board of Directors is continuing to explore and that may involve the spinoff to stockholders or other disposition of Triarc's approximate 64% capital interest in its alternative asset management business, Deerfield & Company LLC. Options for Triarc's other remaining non-restaurant assets are also under review and could include the allocation of Triarc's remaining cash, cash equivalents, short-term and other investments between its two businesses (Arby's(R) and Deerfield) and/or additional special dividends or distributions to shareholders.

     Triarc also announced that its Board approved the payment of regular quarterly cash dividends of $.08 per share on its Class A Common Stock and $0.09 per share on its Class B Common Stock, Series 1. The record date for the regular quarterly cash dividends is June 1, 2006 and the payment date is June 15, 2006.

     Stockholders are encouraged to consult with their tax advisors regarding the appropriate tax treatment of the regular quarterly and the special cash dividends.

     In addition, Triarc `s Board of Directors today extended its current $50 million Class A Common Stock and Class B Common Stock, Series 1, repurchase program until June 30, 2007. The extension will allow the Company to repurchase Class A and Class B shares when and if market conditions warrant and to the extent legally permissible. Since 1998, Triarc has repurchased approximately $340 million of its stock, including approximately 10 million Class A Common Shares for approximately $214 million and all of the outstanding shares (approximately 6 million) of a former class of the Company's common stock for approximately $127 million.

     As of April 28, 2006,  Triarc had 27,705,003 shares of Class A Common Stock
outstanding  and  60,344,908   shares  of  Class  B  Common  Stock,   Series  1,
outstanding.

     Commenting on today's dividend actions, Nelson Peltz, Triarc's Chairman and Chief Executive Officer, said: "The special extraordinary cash dividends declared today and the future special extraordinary cash dividends, if declared, are intended to further enhance Triarc stockholder value, as we continue to review the feasibility, as well as the risks and opportunities, of completing the corporate restructuring that could potentially unlock the significant values of Arby's and Deerfield. In the coming months, our Board of Directors and senior management will continue to thoroughly review how best to deliver more value to our stockholders."

     Triarc is a holding company and, through its subsidiaries, the franchisor of the Arby's(R) restaurant system, which is comprised of approximately 3,500 restaurants. Of these restaurants, more than 1,000 are owned and operated by subsidiaries of Triarc. Triarc also owns an approximate 64% capital interest, a profits interest of at least 52% and approximately 94% of the voting interests, in Deerfield & Company LLC, a Chicago-based alternative asset manager offering a diverse range of fixed income and credit-related strategies to institutional investors with approximately $12.4 billion under management as of April 1, 2006.

                              # # #
                          Notes To Follow

                         NOTES TO PRESS RELEASE

1. There can be no assurance that any additional regular quarterly or special cash dividends will be declared or paid, or of the amount or timing of such dividends, if any.

2. The future installment of the special cash dividend referred to in this press release (including the actual amounts thereof) and any other future dividends is subject to applicable law, will be made at the discretion of the Board and will be based on such factors as Triarc's earnings, financial condition, cash requirements and other factors, including whether such future installments of the special dividends would result in a material adjustment to the conversion price of Triarc's 5% Convertible Notes due 2023.

3. Until September 4, 2006, each share of Class B Common Stock, Series 1 is entitled to at least 110% of the regular quarterly cash dividend paid on each share of Class A Common Stock. After such date, each share of Class B Common Stock, Series 1 is entitled to at least 100% of any regular quarterly cash dividend paid on each share of Class A Common Stock. Our Board of Directors has not yet made any determination of the relative amounts of any regular quarterly cash dividends that will be paid on the Class A Common Stock and Class B Common Stock, Series 1 after September 4, 2006.

4. There can be no assurance that any share repurchases will be made in the future or that any such repurchases will result in additional shareholder value.

5. The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, "Triarc" or the "Company") and statements preceded by, followed by, or that include the words "may," "believes," "plans," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating  to  revenue  growth,  earnings  per share  growth  or  statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following:

o    competition,   including  pricing   pressures,   the  potential  impact  of
     competitors' new units on sales by Arby's(R) restaurants;

o consumers' perceptions of the relative quality, variety and value of the food products we offer;

o    success of operating initiatives;

o    development costs;

o    advertising and promotional efforts;

o    the existence or absence of positive or adverse publicity;

o new product and concept development by us and our competitors, and market acceptance of such new product offerings and concepts;

o changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as "mad cow disease" and avian influenza or "bird flu";

o    changes in spending patterns and demographic trends;

o    adverse  economic   conditions,   including  high  unemployment  rates,  in
     geographic regions that contain a high concentration of Arby's restaurants;

o    the business and financial viability of key franchisees;

o    the timely payment of franchisee obligations due to us;

o availability, location and terms of sites for restaurant development by us and our franchisees;

o the ability of our franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development;

o    delays in opening new restaurants or completing remodels;

o    the timing and impact of acquisitions and dispositions of restaurants;

o    our ability to successfully integrate acquired restaurant operations;

o    anticipated or unanticipated restaurant closures by us and our franchisees;

o our ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants;

o changes in business strategy or development plans, and the willingness of our franchisees to participate in our strategy;

o business abilities and judgment of our and our franchisees' management and other personnel;

o    availability   of  qualified   restaurant   personnel  to  us  and  to  our
     franchisees;

o our ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby's restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution;

o changes in commodity (including beef), labor, supplies and other operating costs and availability and cost of insurance;

o    adverse weather conditions;

o significant reductions in our client assets under management (which would reduce our advisory fee revenue), due to such factors as weak performance of our investment products (either on an absolute basis or relative to our competitors or other investment strategies), substantial illiquidity or price volatility in the fixed income instruments that we trade, loss of key portfolio management or other personnel, reduced investor demand for the types of investment products we offer, and loss of investor confidence due to adverse publicity;

o increased competition from other asset managers offering similar types of products to those we offer;

o pricing pressure on the advisory fees that we can charge for our investment advisory services;

o difficulty in increasing assets under management, or efficiently managing existing assets, due to market-related constraints on trading capacity or lack of potentially profitable trading opportunities;

o our removal as investment manager of one or more of the collateral debt obligation vehicles (CDOs) or other accounts we manage, or the reduction in our CDO management fees because of payment defaults by issuers of the underlying collateral or the triggering of certain structural protections built into CDOs;

o availability, terms (including changes in interest rates) and deployment of capital;

o    changes in legal or  self-regulatory  requirements,  including  franchising
     laws,    investment   management    regulations,    accounting   standards,
     environmental laws, overtime rules, minimum wage rates and taxation rates;

o the costs, uncertainties and other effects of legal, environmental and administrative proceedings;

o    the  impact  of  general  economic   conditions  on  consumer  spending  or
     securities investing, including a slower consumer economy and the effects of war or terrorist activities;

o the payment of the future installment of the special cash dividends (including the amount or timing thereof) and any other future dividends, are subject to applicable law and will be made at the discretion of our Board based on such factors as our earnings, financial condition, cash requirements and other factors, including whether future installments of the special cash dividends would result in a material adjustment to the conversion price of our 5% Convertible Notes due 2023; and

o other risks and uncertainties affecting us and our subsidiaries referred to in our Annual Report on Form 10-K for the fiscal year ended January 1, 2006 (see especially "Item 1. Business--Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations") and in our other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.